Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

VIRGIN MEDIA INC.

i

ARTICLE V CHECKS, DRAFTS, NOTES AND PROXIES

Section 5.01	Checks, Drafts and Notes	8
Section 5.02	Execution of Proxies	8

ARTICLE VI SHARES AND TRANSFERS OF SHARES

Section 6.01	Certificates Evidencing Shares	8
Section 6.02	Stock Ledger	9
Section 6.03	Transfers of Shares	9
Section 6.04	Addresses of Stockholders	9
Section 6.05	Lost, Destroyed and Mutilated Certificates	9
Section 6.06	Regulations	9
Section 6.07	Fixing Date for Determination of Stockholders of Record	9

ARTICLE VII SEAL

Section 7.01	Seal	10

ARTICLE VIII FISCAL YEAR

Section 8.01	Fiscal Year	10

ARTICLE IX INDEMNIFICATION AND INSURANCE

Section 9.01	Indemnification	10

ARTICLE X AMENDMENTS

Section 10.01	Amendments	14

ii

AMENDED AND RESTATED

BY-LAWS

OF

VIRGIN MEDIA INC.

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office of Virgin Media Inc. (the “Corporation”) in the State of Delaware shall be at the principal office of Corporation Service Company in the City of Wilmington, County of New Castle, Delaware 19808 and the registered agent in charge thereof shall be Corporation Service Company.

Section 1.02 Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01 Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “General Corporation Law”) to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.

Section 2.02 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board, or by the President of the Corporation (the “President”) or the Secretary of the Corporation (the “Secretary”) or by the recordholders of at least a majority of the shares of common stock of the Corporation issued and outstanding and entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

Section 2.03 Notice of Meetings. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally, by first-class mail (airmail in the case of international communications) or by means of electronic transmission in accordance with Section 232 of the General Corporation Law, in each case, to each recordholder of shares entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

(b) Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

Section 2.04 Waiver of Notice. Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

Section 2.05 Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.06 Quorum. Except as otherwise provided by law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the recordholders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

Section 2.07 Voting. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Except as otherwise provided by law or the

Certificate of Incorporation, when a quorum is present at any meeting of stockholders, the vote of the recordholders of a majority of the shares constituting such quorum shall decide any question brought before such meeting.

Section 2.08 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express, in writing, consent to or dissent from any action of stockholders without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such action of stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

Section 2.09 Stockholders’ Consent in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all shares entitled to vote thereon were present and voted.

ARTICLE III

BOARD

Section 3.01 General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by stockholders.

Section 3.02 Number and Term of Office. The number of directors shall be fixed from time to time by resolution of the Board. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.09 hereof, and each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided.

Section 3.03 Resignation. Any director may resign at any time by delivering his or her written resignation to the Board, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 3.04 Removal. Any or all of the directors may be removed, with or without cause, at any time by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of the recordholders of shares pursuant to Section 2.09 hereof.

Section 3.05 Vacancies. Vacancies occurring on the Board as a result of the removal of directors without cause may be filled only by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of such recordholders pursuant to Section 2.09 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of directors, may be filled by such vote or written consent or by vote of the Board or by written consent of the directors pursuant to Section 3.08 hereof. If the number of directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the directors then in office or by written consent of all such directors pursuant to Section 3.08 hereof. Unless earlier removed pursuant to Section 3.04 hereof, each director chosen in accordance with this Section 3.05 shall hold office until the next annual election of directors by the stockholders and until his or her successor shall be elected and qualified.

Section 3.06 Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors by the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof. A failure to hold any such annual meeting of the Board shall not affect otherwise valid acts taken by the officers of the Corporation.

(b) Other Meetings. Other meetings of the Board shall be held at such times as the President, the Secretary or a majority of the Board shall from time to time determine.

(c) Notice of Meetings. The Secretary shall give written notice to each director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to him or her at his or her residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent to him or her at such place by telecopy, telegraph, cable, email, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

(d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the President may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

(e) Quorum and Manner of Acting. One-third of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the

Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

1)	the President;

2)	any director chosen by a majority of the directors present.

The Secretary or, in the case of his or her absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 3.07 Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these By-laws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

Section 3.08 Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent or electronic transmission is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.09 Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 3.10 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 4.01 Officers. The officers of the Corporation shall be the President, the Secretary and a Treasurer and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Any two or more offices may be held by the same person, provided that the President and the Secretary shall not be the same person.

Section 4.02 Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.

Section 4.03 Term of Office, Resignation and Removal. (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his or her successor has been appointed and qualified or his or her earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his or her duties.

(b) Any officer may resign at any time by giving written notice to the Board, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the shares entitled to vote thereon.

Section 4.04 Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his or her predecessor expires unless reappointed by the Board.

Section 4.05 The President. The President shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him or her by the Board or these By-laws.

Section 4.06 Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President. Vice Presidents may be designated as “Senior”, “Executive” or otherwise to reflect their respective seniority and areas of authority.

Section 4.07 The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. The Secretary shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board or the President and shall act under the supervision of the President. The Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his or her signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation. The Secretary shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board or the President.

Section 4.08 Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

Section 4.09 The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. The Treasurer shall disburse the funds of the Corporation under the direction of the Board and the President. The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his or her accounts whenever the Board or the President shall so request. The Treasurer shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, the Treasurer shall give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board shall approve.

Section 4.10 Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

CHECKS, DRAFTS, NOTES AND PROXIES

Section 5.01 Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

Section 5.02 Execution of Proxies. The President or any Vice President may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the President or any Vice President.

ARTICLE VI

SHARES AND TRANSFERS OF SHARES

Section 6.01 Certificates Evidencing Shares. Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. If such a certificate is manually signed by one such officer, any other signature on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

Section 6.02 Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate evidencing shares issued by the Corporation, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

Section 6.03 Transfers of Shares. Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

Section 6.04 Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

Section 6.05 Lost, Destroyed and Mutilated Certificates. Each recordholder of shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which he or she is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the shares evidenced by the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.06 Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing shares.

Section 6.07 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

SEAL

Section 7.01 Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”.

ARTICLE VIII

FISCAL YEAR

Section 8.01 Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

Section 9.01 Indemnification. (a) The Corporation shall indemnify and hold harmless, to the fullest extent authorized by the General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the General Corporation Law permitted the Corporation to provide immediately prior to such amendment), any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person or a person of whom that person is the legal representative is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) Subject to Section 9.01(d) of these By-laws, the Corporation shall indemnify and hold harmless, to the fullest extent authorized by the General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the General Corporation Law permitted the Corporation to provide immediately prior to such amendment), any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person or a person of whom that person is the legal representative is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware shall deem proper.

(c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.01(a) and (b) of these By-laws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of the authorization described in Section 9.01(d) of these By-laws.

(d) Any indemnification under Section 9.01(a) and (b) of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 9.01(a) and (b) of these By-laws. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within twenty (20) days after such determination. The right to indemnification conferred in this Article IX shall be a contract right and shall, subject to applicable law, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements (setting forth in reasonable detail an itemized account of amounts due) from the claimant (or a statement from a third party for services rendered to the claimant) requesting such advance or advances from time to time; provided, however, that if the General Corporation Law requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article IX or otherwise. Notwithstanding anything to the contrary contained in this Article IX, no demand on the Corporation will be required for a claimant seeking to enforce his right to indemnification and advancement of expenses under this Article IX.

(e) Notwithstanding any contrary determination in the specific case under Section 9.01(c) and (d) of these By-laws, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.01(a) or (b) of these By-laws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.01(a) or (b) of these By-laws, as the case may be. Neither a contrary determination in the specific case under Section 9.01(c) these By-laws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of an application for indemnification pursuant to this Section 9.01(e) shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(f) If a claim under Section 9.01(a) or (b) of these By-laws is not paid in full by the Corporation within thirty (30) days after a demand pursuant to Section 9.01(d) of these By-laws has been received by the Corporation (or if demand is excused pursuant to Section 9.01(e) of these By-laws, thirty (30) days after written notice to the Corporation), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 9.01(a) or (b) of these By-laws, as the case may be, but the burden of proving such defense shall be on the Corporation.

(g) If a determination shall have been made pursuant to Section 9.01(a) or (b) of these By-laws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 9.01(e) of these By-laws. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 9.01(d) of these By-laws that the procedures and presumptions of this Article IX are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article IX.

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of these By-laws shall not be eliminated or impaired by an amendment to these By-laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in this Article IX but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law or otherwise.

(i) The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, employee or agent, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

(j) For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article IX with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(k) For purposes of this Article IX, references to “other enterprise” shall include any other corporation or any partnership, joint venture, trust or employee benefit plan; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article IX.

(l) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(m) If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE X

AMENDMENTS

Section 10.01 Amendments. Any By-law (including these By-laws) may be altered, amended or repealed by the vote of the recordholders of a majority of the shares then entitled to vote at an election of directors or by written consent of stockholders pursuant to Section 2.09 hereof, or by vote of the Board or by a written consent of directors pursuant to Section 3.08 hereof.

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